SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2001
Date of Report (Date of earliest event reported)

Fourthstage Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-8164	74-2971167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3030 North 3rd Street, 7th Floor		85012
Phoenix, Arizona		(Zip Code)
(Address of principal executive
offices)

(602) 776-0883
(Registrant’s telephone number, including area code)

Item 5. Other Items.

Pursuant to the Nasdaq net tangible assets and proposed shareholders’ equity maintenance criteria for continued listing on the Nasdaq National Market set forth in Marketplace Rule 4450 (a)(3), we have filed the attached Exhibit 99.1 which sets forth the Company’s August 31, 2001 unaudited condensed consolidated balance sheet. This balance sheet shows the Company’s compliance with the aforementioned Nasdaq net tangible assets and proposed shareholders’ equity maintenance criteria.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

	Exhibit 99.1	Fourthstage Technologies, Inc. and Subsidiaries condensed consolidated balance sheet as of August 31, 2001 (unaudited)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOURTHSTAGE TECHNOLOGIES, INC.

Date: October 16, 2001	By : /s/ Kevin Craig

Kevin Craig, President and Chief Executive

Officer